Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The undersigned hereby consents to the incorporation by reference in this Registration Statements on Form S-8 of Rex Energy Corporation (the “Company”) of our report setting forth the estimates of revenues from the oil and gas reserves of the Company as of December 31, 2012, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Name: Danny D. Simmons, P.E. Title: President & Chief Operating Officer

Houston, Texas

May 17, 2013